Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

April 2, 2020

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, CA 94005

Ladies and Gentlemen:

Cutera, Inc., a Delaware corporation (the “Company”), is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (iii) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), (iv) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein; (v) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture, between the Company and a trustee to be named therein (the “Trustee”) (the “Indenture”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); and (vii) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we advise you that, in our opinion:

1.

When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the proper filing with the Secretary of State of the State

AUSTIN       BEIJING       BOSTON       BRUSSELS       HONG KONG       LONDON       LOS ANGELES       NEW YORK       PALO ALTO

SAN DIEGO       SAN FRANCISCO       SEATTLE       SHANGHAI       WASHINGTON, DC       WILMINGTON, DE

April 2, 2020

of Delaware of a Certificate of Designation (“Certificate”) relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related Depositary Receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

4.

When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.

When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.

When the Board has taken all necessary corporate action to authorize the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters and the agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the

April 2, 2020

Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours, /s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation